SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        Current Report Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 12, 1996



                    United Trans-Western, Inc.
      (Exact name of registrant as specified in its charter)


                Delaware                  0-9249              75-1519286
              (State or other          (Commission         (I.R.S. Employer
              jurisdiction of          File Number)       Identification No.)
             incorporation)


     3625 N. Hall Street, Suite 620, Dallas, TX                     75219
     (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:  214-520-8177

Item 1.  Changes in Control of Registrant

     On November 7, 1996, New West Resources, Inc. ("New West") and Bullard & Associates ("Bullard") entered into a letter agreement (the "Letter Agreement") under which New
West agrees to sell its holding of 4,719,936 shares of Common Stock of United Trans-Western, Inc. ("UTW Common Stock"), constituting 56.0% of the then issued and outstanding UTW Common Stock, to Bullard on the terms and conditions set forth therein. Subsequently, by an assignment agreement dated as of December 12, 1996 (the "Assignment"), Bullard assigned the right to purchase 2,719,936 shares of UTW Common Stock under the Letter Agreement to Mr. David A. Pallett ("Mr. Pallett"). On December 12, 1996, pursuant to the terms and conditions of the Letter Agreement and the Assignment, New West sold 2,719,361 shares of UTW Common Stock to Mr. Pallett in return for a promissory note (the "Note") executed by Mr. Pallett in the principal amount of $80,000. The Note carries a ten percent (10%) interest and is payable on or before March 31, 1997. The Note is secured, in part, by liens and security interests in and to the 2,719,361 shares of UTW Common Stock sold to Mr. Pallett. In the Letter Agreement, New West promises to sell the remaining 2,000,000 shares of UTW Common Stock to Bullard in minimum blocks of 250,000 shares as Bullard may elect from time to time at a per share price of U.S. $0.005, payable in immediately available funds, provided that all 2,000,000 shares must be purchased on or before December 31, 1997. The Letter
Agreement also provides that as a pre-condition to the transaction, the Board of Directors of UTW will cause UTW to grant an option to New West, exercisable at anytime during the period from December 31, 1997 through February 28, 1998, to acquire, for a nominal sum, sufficient shares of UTW Common Stock so that after such acquisition, New West will again own 56% of the then outstanding shares of UTW Common Stock. The option is exercisable only in the event that Bullard fails to purchase all the 2,000,000 shares in the required time period. In addition, Bullard has undertaken to cause UTW to pay in full all outstanding indebtedness to New West and its affiliates on or before December 31, 1997. Subsequent to the sale of 2,719,361 shares of UTW Common Stock to Mr. Pallett, New West's percentage ownership of the issued and outstanding Common Stock of the Company has been reduced from 56.0% to 23.74%. Mr. Pallet currently owns 23.74% of the issued and outstanding
Common Stock of the Company. As a result, New West no longer holds a majority of the issued and outstanding Common Stock of the Registrant company.

Item 7.  Financial Statements and Exhibits

     (c)  Exhibits

          10.1 Letter Agreement dated as of November 7, 1996 between New West Resources, Inc. and Bullard & Associates.

          10.2 Assignment dated as of December 12, 1996 between Bullard & Associates and Mr. David A. Pallett.






Signatures

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.

                              UNITED TRANS-WESTERN, INC.


                                   /s/ J. W. Brown
                              By:
                                   J. W. Brown
                                   Treasurer (Chief Financial Officer)

Date: December 24, 1996

                          Exhibit Index


     No.            Description                             Page

     10.1 Letter Agreement dated as of November 7, 1996 between New West Resources, Inc. and Bullard & Associates.

     10.2      Agreement dated as of December 12, 1996 between
               Bullard & Associates and Mr. David A. Pallett.

LAW OFFICES OF                          2200 ROSS AVENUE - SUITE 2200
LOCKE PURNELL RAIN HARRELL               DALLAS, TEXAS  75201-6776
(A PROFESSIONAL CORPORATION)             (214) 740-8000
                                         (214) 740-8800 (FAX)

                                        WRITER'S DIRECT DIAL NUMBER

                                             214-740-8746



                              November 7, 1996



VIA FACSIMILE

Mr. Fred K. Gruehl
Bullard & Associates
P.O. Box 249
Don Mills, Ontario
Canada M3C 2S2

          RE:  UNITED TRANS-WESTERN, INC.

Dear Fred:

     I have been instructed by our client, New West Resources, Inc. ("NWR"), to advise you that your offer to purchase the 4,719,361 shares of common stock of United Trans-Western, Inc. ("UTW") owned by NWR on the terms set forth in your letter to me of November 4, 1996 is not acceptable. Instead, NWR will sell all of those shares to you in the following installments and on the other material terms specified below:

     1. NWR will sell 2,719,361 of the shares to you on or before March 31, 1997 for a total of U.S. $80,000.00 in immediately available funds; and

     2. NWR will sell the remaining 2,000,000 shares to you in minimum blocks of 250,000 shares as you may elect from time to time at U.S. $.005 per share in immediately available funds; provided, however, all 2,000,000 shares must be purchased no later than December 31, 1997 for a total purchase price of U.S. $10,000.00.

     As a pre-condition to this transaction and as protection to UTW, the Board of Directors of UTW will cause UTW to grant an option to NWR, exercisable at any time during the period from December 31, 1997 through February 28, 1998 and only in the unlikely event that you fail to purchase all of the shares in the required time period, to acquire, for a nominal sum, sufficient shares of UTW common stock so that after such acquisition it will again own 56% of the then outstanding shares of common stock of UTW. In addition, the definitive purchase and sale agreement between you and NWR will contain appropriate covenants and agreements to insure that in the unlikely event that NWR is required to exercise its option and retake control of UTW, it will get UTW back in substantially the same shape and condition as it was immediately prior to the sale of the first 2,719,361 shares.

     As a further condition to the sale, you agree that you will cause UTW to pay in full all outstanding indebtedness to NWR and its affiliates on or before December 31, 1997. Other preconditions to the sale will include
(i) a due diligence examination of UTW by you and your representatives;
(ii) UTW being current with respect to its filings with the Securities and Exchange Commission and the Ontario Securities Commission; (iii) the holding by UTW of its 1997 annual meeting of stockholders; (iv) the parties entering into a mutually acceptable and definitive purchase and sale agreement containing the material terms described herein; (v) approval of the transaction by the Board of Directors of NWR; and (vi) you being able to work out an arrangement with Premier Capital, Ltd. prior to January 1, 1997 regarding the indebtedness of UTW that it holds.

     You may assign your right to purchase some or all of the shares of UTW which are the subject of this letter to one or more third party. It is understood and agreed, however, that no such assignment shall be binding unless the assignee acknowledges in writing that it is bound by all of your obligations with respect to the rights so assigned and that any such assignment shall not relieve you of your obligations to NWR with respect to those rights and the shares to which they relate.

     If the foregoing is acceptable to you, please sign and date this letter in the spaces provided below and return it to me. Time is of the essence in this matter so this counter-offer will expire at 5:00 p.m., Central Standard Time, on Thursday, November 7, 1996.

                              Very truly yours,

                              /s/ Phillip A. Wylie

                              Phillip A. Wylie

AGREED AND ACCEPTED this 7th day of
November, 1996


/s/ Fred Gruehl

    Fred Gruehl

                            ASSIGNMENT

     THIS ASSIGNMENT (this "Assignment") is executed as of December 12, 1996 between Bullard & Associates ("Assignor") and David A. Pallett ("Assignee").

                             Recitals

     A. Pursuant to the Letter Agreement between Assignor and New West Resources, Inc., a Texas corporation ("New West") dated as of November 7, 1996 (the "Letter Agreement"), Assignor acquired the right to purchase 4,719,361 shares of common stock of United Trans-Western, Inc., a Delaware corporation ("UTW Common Stock") owned by New West on the terms and conditions set forth therein.

     B. Assignor desires to assign to Assignee the right to purchase 2,719,361 shares of UTW Common stock under the Letter Agreement on the terms and conditions hereinafter set forth.

                       Terms and Conditions

     In consideration of the terms and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1. Assignment of Right. As of the date of this Assignment, subject to the terms and conditions of the Letter Agreement, Assignor hereby assigns to Assignee and Assignee hereby accepts from Assignor the right to purchase 2,719,361 shares of UTW Common Stock.

     2. Consent of Assignee. Assignee hereby agrees that after the completion of the purchase of the 2,719,362 shares of UTW Common Stock by Assignee, Assignee shall, in the capacity as a shareholder of United Trans-Western, Inc. ("UTW"), approve and consent to all other actions or transactions contemplated under the Letter Agreement.

     3. Further Assurances. Assignee hereby agrees that, forthwith upon the request by Assignor, New West or UTW, Assignee will from time to time execute, acknowledge and deliver all further agreement, document or assurance as reasonably may be required to evidence Assignee's approval or consent as stated in section 2 hereof.

     4. Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of, the parties and their respective heirs, legal representatives, successors and assigns.

     5. Modification and Waiver. No supplement, modification, waiver or termination of this Assignment or any provisions hereof shall be binding unless executed in writing by the parties hereto and approved and consented to in writing by New West.


     6. Governing Law. This Assignment shall be governed by the laws of the State of Texas, without giving effect to the principles of conflict of laws.


                            Signatures

     To evidence the binding effect of the foregoing terms and conditions, this Assignment is executed by the parties hereto as of the date first above written.

                              ASSIGNOR:

                              BULLARD & ASSOCIATES



                                     /s/    Fred Gruehl
                              Name:      Fred Gruehl
                              Title:       Associate




                              ASSIGNEE:



                                    /s/    David A. Pallett
                                           David A. Pallett